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CIGNA CORPORATION                                                    EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(Dollars in millions, except per share amounts)
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                                                                      THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                   1995              1994
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PRIMARY EARNINGS PER SHARE

NET INCOME AVAILABLE TO
   COMMON SHARES                                            $           290   $           114
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WEIGHTED AVERAGE SHARES:
    Common shares                                                72,310,385        72,106,563
    Common share equivalents applicable
        to stock options                                            130,545            92,787
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            Total                                                72,440,930        72,199,350
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PRIMARY EARNINGS PER SHARE                                  $          4.00   $          1.58
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FULLY DILUTED EARNINGS PER SHARE

NET INCOME AVAILABLE TO
   COMMON SHARES:
   Net income                                               $           290   $           114
    Adjusted for:
        Interest expense (net of tax) on
            convertible debentures                                        3                 3
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Net income available to common shares                       $           293   $           117
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WEIGHTED AVERAGE SHARES:
    Common shares                                                72,310,385        72,106,563
    Common share equivalents applicable
        to stock options                                            182,989            92,787
    Assumed conversion of convertible debentures                  3,625,956         3,626,395
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    Total                                                        76,119,330        75,825,745
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   FULLY DILUTED EARNINGS PER SHARE                         $          3.85   $          1.54
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